UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 2, 2009

Harley-Davidson, Inc.

(Exact name of registrant as specified in its charter)

Wisconsin	1-9183	39-1382325
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3700 West Juneau Avenue, Milwaukee, Wisconsin 53208

(Address of principal executive offices, including zip code)

(414) 342-4680

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 8.01.	Other Events.

RISK FACTORS

An investment in Harley-Davidson, Inc. involves risks, including those discussed below. These risk factors should be considered carefully before deciding whether to invest in the Company.

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The Company must effectively execute the Company’s restructuring plans within expected costs. In January 2009, the Company announced a combination of restructuring actions that are designed to reduce excess capacity, exit non-core business operations and lower the Company’s cost structure. Effectively executing these plans within expected costs and realizing expected benefits will depend upon a number of factors, including the time required to complete planned actions, effective collaboration and agreement with the Company’s union partners, the absence of material issues associated with workforce reductions, availability of and effective use of third party service providers to assist in implementing the actions, avoidance of unexpected disruptions in production, retention of key employees involved in implementing the restructuring plans and the ability of the Company to sell or lease vacated facilities.

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The Company sells its products at wholesale and must rely on a network of independent dealers and distributors to manage the retail distribution of its products. The Company depends on the capability of its independent dealers and distributors to develop and implement effective retail sales plans to create demand among retail purchasers for the motorcycles and related products and services that the dealers and distributors purchase from the Company. If the Company’s independent dealers and distributors are not successful in these endeavors, then the Company will be unable to maintain or grow its revenues and meet its financial expectations. Further, independent dealers and distributors may experience difficulty due to financial market disruption in funding their day-to-day cash flow needs because of weakened retail sales and tightening credit.

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The Company’s dealers may experience a further decline in retail sales resulting from general economic conditions, tightening of credit, political events or other factors. The motorcycle industry has been affected by general economic conditions over which motorcycle manufacturers have little control. These factors have caused a weaker retail environment leading to weaker demand for discretionary purchases and the decision to purchase a motorcycle has been and may continue to be affected by these factors. The related tightening of credit has led to more limited availability of funds from financial institutions and other lenders and sources of capital which could adversely affect the ability of retail consumers to obtain loans for the purchase of motorcycles from lenders, including HDFS. Should general economic conditions or motorcycle industry demand continue to decline, our results of operations and financial condition may be further substantially adversely affected. The motorcycle industry can also be affected by political conditions and other factors over which motorcycle manufacturers have little control.

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The Company and its independent dealers must balance the economies of level production with a more seasonal retail sales pattern. The Company generally records the sale of a motorcycle when it is shipped to the Company’s independent dealers and distributors. In the past few years, increased availability of Harley-Davidson motorcycles has resulted in the timing of retail purchases tracking more closely with regional motorcycle riding seasons. The seasonality of the Company’s wholesale shipments affects its ability to continue to maintain relatively level production, inventories and shipments throughout the year. As a result, the Company and its independent dealers and distributors must balance the economies of level production with the inventory and other costs associated with a more seasonal retail sales pattern. Failure to balance the two, or any failure of the Company to adequately adjust its methods of distributing motorcycles among its independent dealers and distributors, may have a material adverse effect on the Company’s business and results of operations.

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The Company relies on third party suppliers to obtain raw materials and provide component parts for use in the manufacture of its motorcycles. The Company cannot be certain that it will not experience supply problems such as unfavorable pricing or untimely delivery of raw materials and components. In certain circumstances, the Company relies on a single supplier to provide the entire requirement of a specific part, and a change in this established supply relationship may cause disruption in the Company’s production schedule. In addition, the price and availability of raw materials and component parts from suppliers can be adversely affected by factors outside of the Company’s control such as the supply of a necessary raw material. Further, Company suppliers may experience difficulty due to financial market disruption in funding their day-to-day cash flow needs because of tightening credit, and those suppliers who also serve the automotive industry may be experiencing financial difficulties due to a downturn in that industry, which could adversely affect their ability to supply the Company. These supplier risks may have a material adverse effect on the Company’s business and results of operations.

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Recent and any future government actions to stabilize credit markets and financial institutions or other industries may not be effective. The U.S. Government recently enacted legislation and created several programs to help stabilize credit markets and financial institutions and restore liquidity, including the Emergency Economic Stabilization Act of 2008, the Federal Reserve’s Commercial Paper Funding Facility (CPFF) and Money Market Investor Funding Facility and the Federal Deposit Insurance Corporation’s (FDIC) Temporary Liquidity Guarantee Program. Additionally, the governments of many countries have announced similar measures for institutions in their respective countries. Further measures may be forthcoming in light of the new administration in the U.S. There is no assurance that these programs individually or collectively will have beneficial effects in the credit markets or on general economic conditions, will address credit or liquidity issues of companies that participate in the programs or will reduce volatility or uncertainty in the financial markets. The failure of these programs to have their intended effects could have a material adverse effect on the financial markets and economies in general, which in turn could materially and adversely affect our business, financial condition and results of operations. There is also no assurance that the Company will be eligible or qualify to participate in any of these programs or that the programs will directly benefit the Company in any other way. To the extent that the Company participates in these programs or other programs, there is no assurance that the Company will continue to be eligible or qualify to participate or that such programs will remain available for sufficient periods of time or on acceptable terms to benefit the Company, and the expiration of such programs could have unintended adverse effects on the Company. Further, as a condition to participating in any such program, the Company may need to accept terms and limitations that could adversely affect the Company in other ways.

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The Company’s financial services operations rely on external sources to finance a significant portion of its operations and may require additional funding to repay amounts that may become due in 2009. Liquidity is essential to the Company’s financial services business. The disruptions in the financial markets have caused many lenders and institutional investors to reduce, and in some cases, cease to loan money to borrowers including financial institutions. The disruption has affected and could continue to affect the Company’s choice of financing sources and its ability to raise capital on favorable terms or at all. For example, recent volatile conditions in the unsecured commercial paper and asset-backed securitization markets have made capital raising in those markets challenging. In addition, during 2008, the Company’s financial services operations funded a greater percentage of their business through debt rather than the asset-backed securitization market as compared to 2007.

The Company has identified three preferred options to support the funding requirements of its financial services operations and is pursuing those options. The Company will also seek to extend the credit facilities under which amounts would otherwise become due in 2009. However, there is no assurance that the efforts to pursue those options or other alternatives or to extend the facilities will be successful.

If current levels of market disruption and volatility continue or worsen, the Company might seek to meet some liquidity needs by drawing under its existing credit facilities. However, under such extreme market conditions, there can be no assurance that funds will be available under such agreements or that available funds will be sufficient.

The Company’s financial services operations may be negatively affected by the increased difficulty in raising funding in the long-term and short-term debt capital markets or the equity capital markets. These negative consequences may in turn adversely affect the Company’s business and results of operations in various ways, including through higher costs of capital, reduced funds available through its financial services operations to provide loans to independent dealers and their retail customers, and dilution to existing shareholders through the use of alternative sources of capital.

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The Company’s financial services operations are highly dependent on accessing capital markets to fund their operations at competitive interest rates, the Company’s access to capital and its cost of capital are highly dependent upon its credit ratings, and any negative credit rating actions will adversely affect its earnings and results of operations. The ability of the Company and its financial services operations to access unsecured capital markets is influenced by their short-term and long-term credit ratings. If the Company’s credit ratings are downgraded or its ratings outlook is negatively changed, the Company’s cost of borrowing will increase, resulting in reduced earnings and interest margins, or the Company’s access to capital may be disrupted or impaired. In the event of a downgrade in the Company’s short-term rating, the Company’s financial services operations would no longer be eligible to participate in the Federal Reserve’s Commercial Paper Funding Facility.

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The Company’s financial services operations are exposed to credit risk on its retail and wholesale receivables. Credit risk is the risk of loss arising from a failure by a customer to meet the terms of any contract with the Company’s financial services operations. Credit losses are influenced by general business and economic conditions, as well as contract terms, customer credit profiles and the new and used motorcycle market. Further negative changes in general business, economic or market factors may have an additional adverse impact the Company’s financial services operations’ credit losses and future earnings. In addition, credit exposure is significantly sensitive to any decline in new and used motorcycle prices. The recent market turmoil has resulted in the tightening of credit, a lack of consumer confidence, unemployment and increased market volatility, all of which has led to an increased level of commercial and consumer delinquencies. The Company had higher retail receivables outstanding during 2008 as compared to 2007, due to a reduction in asset-backed securitization activity in 2008, and therefore retained increased credit risk from retail receivables.

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The Company has a number of competitors of varying sizes that are based both inside and outside the United States some of which have greater financial resources than the Company. Many of the Company’s competitors are more diversified than the Company, and they may compete in the automotive market or all segments of the motorcycle market. Also, the Company’s manufacturer’s suggested retail price for its motorcycles is generally higher than its competitors, and if price becomes a more important competitive factor for consumers in the heavyweight motorcycle market, the Company may be at a competitive disadvantage. In addition, the Company’s financial services operations face competition from various banks, insurance companies and other financial institutions. Failure to adequately address and respond to these competitive pressures worldwide may have a material adverse effect on the Company’s business and results of operations.

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The Company’s marketing strategy of associating its motorcycle products with a motorcycling lifestyle may not be successful with future customers. The Company has been successful in marketing its products in large part by promoting the experience of motorcycling. This lifestyle is now more typically associated with a retail customer base comprised of individuals who are, on average, in their mid-forties. To sustain long-term growth, the Company must continue to be successful in promoting motorcycling to customers new to the sport of motorcycling including women, younger riders and more ethnically diverse riders.

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The Company’s success depends upon the continued strength of the Harley-Davidson brand. The Company believes that the Harley-Davidson brand has significantly contributed to the success of its business and that maintaining and enhancing the brand is critical to expanding its customer base. Failure to protect the brand from infringers or to grow the value of the Harley-Davidson brand may have a material adverse effect on the Company’s business and results of operations.

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The Company’s ability to remain competitive is dependent upon its capability to develop and successfully introduce new, innovative and compliant products. The motorcycle market continues to advance in terms of cutting edge styling and new technology and, at the same time, be subject to increasing regulations related to safety and emissions. The Company must continue to distinguish its products from its competitors’ products with unique styling and new technologies and to protect its intellectual property from imitators. In addition, these new products must comply with applicable regulations worldwide. The Company must make product advancements while maintaining the classic look, sound and feel associated with Harley-Davidson products. The Company must also be able to design and manufacture these products and deliver them to the marketplace in an efficient and timely manner. There can be no assurances that the Company will be successful in these endeavors or that existing and prospective customers will like or want the Company’s new products.

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The Company’s Motorcycles segment is dependent upon unionized labor. Substantially all of the hourly employees working in the Motorcycles segment are represented by unions and covered by collective bargaining agreements. Harley-Davidson Motor Company is currently a party to five collective bargaining agreements with local affiliates of the International Association of Machinists and Aerospace Workers and the United Steelworkers of America that expire during February 2010, July 2012 and March 31, 2012. These collective bargaining agreements generally cover wages, healthcare benefits and retirement plans, seniority, job classes and work rules. There is no certainty that the Company will be successful in negotiating new agreements with these unions that extend beyond the current expiration dates or that these new agreements will be on terms as favorable to the Company as past labor agreements. Failure to renew these agreements when they expire or to establish new collective bargaining agreements on terms acceptable to the Company and the unions could result in work stoppages or other labor disruptions which may have a material adverse effect on customer relationships and the Company’s business and results of operations.

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The Company’s operations are dependent upon attracting and retaining skilled employees, including executive officers. The Company’s future success depends on its continuing ability to identify, hire, develop, motivate and retain skilled personnel for all areas of its organization. The Company’s current and future total compensation arrangements, which include benefits and cash bonuses, may not be successful in attracting new employees and retaining and motivating the Company’s existing employees. If the Company does not succeed in attracting personnel or retaining and motivating existing personnel, including executive officers, the Company may be unable to develop and distribute products and services and effectively execute its plans and strategies.

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The Company incurs substantial costs with respect to employee pension and healthcare benefits. The Company’s cash funding requirements and its estimates of liabilities and expenses for pensions and post-retirement healthcare benefits are based on several factors that are outside the Company’s control. These factors include funding requirements of the Pension Protection Act of 2006, the rate used to discount the future estimated liability, the rate of return on plan assets medical costs, retirement age and mortality. Changes in these factors can impact the expense and cash requirements associated with these benefits which could have a material adverse effect on future results of operations, liquidity or shareholders’ equity. In addition, costs associated with these defined-benefit retirement plans put the Company under significant cost pressure as compared to our competitors. Due to significant declines in worldwide financial market conditions during 2008, the funded status of the Company’s pension and postretirement healthcare plans was adversely affected. The Company is expecting it will have to make additional contributions of approximately $40 million to $80 million to further fund its pension and postretirement healthcare plans during 2009 beyond the amount of current benefit payments for supplemental employee retirement plans and agreements and postretirement healthcare plans. Also during 2009, the Company expects to continue its practice of funding the supplemental plans and agreements and postretirement healthcare plans in amounts equal to benefits paid during the year. For future years, the Company currently anticipates that additional contributions, beyond the amount of expected benefit payments, will be needed to pre-fund the pension and postretirement healthcare plans.

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The Company manufactures products that create exposure to product liability claims and litigation. To the extent plaintiffs are successful in showing that personal injury or property damage result from defects in the design or manufacture of the Company’s products, the Company may be subject to claims for damages that are not covered by insurance. The costs associated with defending product liability claims, including frivolous lawsuits, and payment of damages could be substantial. The Company’s reputation may also be adversely affected by such claims, whether or not successful.

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The Company must maintain its reputation of being a good corporate citizen and treating customers, employees, suppliers and other stakeholders fairly. The Company has a history of good corporate governance. Prior to the enactment of the Sarbanes-Oxley Act of 2002 (the “Act”), the Company had in place many of the corporate governance procedures and processes now mandated by the Act and related rules and regulations, such as Board Committee Charters and a Corporate Governance Policy. In 1992, the Company established a Code of Business Conduct that defines how employees interact with various Company stakeholders and addresses issues such as confidentiality, conflict of interest and fair dealing. Failure to maintain this reputation may have a material adverse effect on the Company’s business and results of operations.

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The Company must invest in and successfully implement new information systems and technology. The Company is continually modifying and enhancing its systems and technology to increase productivity and efficiency. When implemented, the systems and technology may not provide the benefits anticipated and could add costs and complications to ongoing operations, which may have a material adverse effect on the Company’s business and results of operations.

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The Company is and may in the future become subject to legal proceedings and commercial or contractual disputes. These are typically claims that arise in the normal course of business. The uncertainty associated with substantial unresolved claims and lawsuits may harm the Company’s business, financial condition, reputation and brand. The defense of the lawsuits may result in the expenditures of significant financial resources and the diversion of management’s time and attention away from business operations. In addition, although we are unable to determine the amount, if any, that we may be required to pay in connection with the resolution of the lawsuits by settlement or otherwise, any such payment may have a material adverse effect on the Company’s business and results of operations. Refer to the Company’s disclosures concerning legal proceedings in the periodic reports that the Company files with the Securities and Exchange Commission for additional detail regarding lawsuits and other claims against the Company.

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The Company must comply with governmental laws and regulations that are subject to change and involve significant costs. The Company’s sales and operations in areas outside the U.S. may be subject to foreign laws, regulations and the legal systems of foreign courts or tribunals. These laws and policies governing operations of foreign-based companies may result in increased costs or restrictions on the ability of the Company to sell its products in certain countries. The Company’s international sales operations may also be adversely affected by United States laws affecting foreign trade and taxation.

The Company is subject to income and non-income based taxes in the United States and in various foreign jurisdictions. Significant judgment is required in determining our worldwide income tax liabilities and other tax liabilities. The Company believes that it complies with applicable tax law. If the governing tax authorities have a different interpretation of the applicable law or if there is a change in tax law, our financial condition and/or results of operations may be adversely affected.

The Company’s domestic sales and operations are subject to governmental policies and regulatory actions of agencies of the United States Government, including the Environmental Protection Agency (“EPA”), SEC, National Highway Traffic Safety Administration, Department of Labor and Federal Trade Commission. In addition, the Company’s sales and operations are also subject to laws and actions of state legislatures and other local regulators, including dealer statutes and licensing laws. Changes in regulations or the imposition of additional regulations may have a material adverse effect on the Company’s business and results of operations.

Our motorcycle products use internal combustion engines. These motorcycle products are subject to statutory and regulatory requirements governing emissions and noise, including standards imposed by the EPA, state regulatory agencies, such as California Air Resources Board, and regulatory agencies in certain foreign countries where our motorcycle products are sold. We are also subject to statutory and regulatory requirements governing emissions and noise in the conduct of our manufacturing operations. Any significant change to the regulatory requirements governing emissions and noise may substantially increase the cost of manufacturing our products. Further, in response to concerns about global climate changes, we may face greater regulatory or customer pressure to develop products that generate less emissions. This may require us to spend additional funds on research, product development, implementation costs and subject us to the risk that our competitors may respond to these pressures in a manner that gives them a competitive advantage.

The Company’s financial services operations are governed by various foreign, federal and state laws that more specifically affect general financial and lending institutions. The Company’s financial services operations originate the majority of its consumer loans through its subsidiary, Eaglemark Savings Bank. Changes in regulations or the imposition of additional regulations may affect the earnings of the financial services operations and have a material adverse effect on the Company’s business and results of operations.

In addition, the Company is also subject to policies and actions of the New York Stock Exchange (“NYSE”). Many major competitors of the Company are not subject to the requirements of the SEC or the NYSE rules. As a result, the Company may be required to disclose certain information that may put the Company at a competitive disadvantage to its principal competitors.

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Breaches of security involving consumers’ personal data may adversely affect the Company’s reputation, revenue and earnings. The Company receives and stores personal information in connection with its financial services operations, the Harley Owners Group and other aspects of its business. Breach of the systems on which sensitive consumer information is stored or other unauthorized release of consumer information may adversely affect the Company’s reputation and lead to claims against the Company.

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The Company is exposed to market risk from changes in foreign exchange rates, commodity prices and interest rates. The Company sells its products internationally and in most markets those sales are made in the foreign country’s local currency. The Company is also subject to risks associated with changes in prices of commodities. Earnings from the Company’s financial services business are affected by changes in interest rates. The Company uses derivative financial instruments to attempt to manage foreign currency exchange rates, commodity price and interest rate risks. Also, these transactions may expose us to credit risk in the event of default of a counterparty to the derivative financial instruments. There can be no assurance that in the future the Company will successfully manage these risks.

The Company disclaims any obligation to update these Risk Factors or any other forward-looking statements. The Company assumes no obligation (and specifically disclaims any such obligation) to update these Risk Factors or any other forward-looking statements to reflect actual results, changes in assumptions or other factors affecting such forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARLEY-DAVIDSON, INC.

Date: February 2, 2009	By:	/s/ Gail A. Lione
Gail A. Lione
Executive Vice President, General Counsel and Secretary